UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported: October 13, 2003


                        INTEGRATED SURGICAL SYSTEMS, INC.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-12471                  68-0232575
          --------                      -------                  ----------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


               1850 Research Park Drive
                   Davis, California                              95616-4884
                   -----------------                              ----------
       (Address of principal executive offices)                   (Zip Code


Registrant's telephone number, including area code:  (530) 792-2600

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Item 5.  Other Events and Required FD Disclosure.

On September 30, 2003, the Tribunal de Commerce in Lyon, France (the "Tribunal") placed Integrated Surgical Systems S.A., a wholly-owned subsidiary of the registrant organized under the laws of France and operating in France and elsewhere in Europe (the "French subsidiary"), under administration by persons appointed by the Tribunal. The Tribunal acted after a hearing in which the registrant and the French subsidiary discussed the ability of the French subsidiary to meet its obligations over the next four months and the registrant's unwillingness to further fund the operations of the French subsidiary due to the fact that the French subsidiary has consistently failed to generate sufficient revenues so as to not require funding from the registrant. The Tribunal authorized the appointees to manage the French subsidiary during the four month period, including authorization for the transfer of all funds held in the French subsidiary's bank accounts and all monies received by the French subsidiary during the four month period to a new bank account controlled by the appointees. The Tribunal directed the registrant and the French subsidiary to develop plans concerning the future of the French subsidiary. The registrant is investigating various options for conducting its European operations in the future rather than having its European operations controlled by the French subsidiary. The registrant presently can not determine the ultimate outcome of the proceedings before the Tribunal, the effect of any outcome on the business and financial condition of the registrant nor the effect of any of the various options being formulated for conducting its European operations in the future.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Integrated Surgical Systems, Inc.

Dated:  October 10, 2003                  By:  /s/  Charles J. Novak
                                              ----------------------------------
                                                    Charles J. Novak
                                                    Chief Financial Officer